Registration  No.  ___________

SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.  C.  20549

FORM  S-8
REGISTRATION  STATEMENT  UNDER
THE  SECURITIES  ACT  OF  1933
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
Indiana United Bancorp
(Exact name of registrant as specified in its charter)

Indiana. . . . . . . . . . . . . . . . . . . . . . . .  35-1562245
(State or other jurisdiction of. . . . . . . . . . . .  (I.R.S. Employer incorporation or organization) . . . . . . . . . . . .  Identification No.)

201 North Broadway
Post Office Box 87
Greensburg, Indiana 47240
(Address of Principal Executive Offices)

Indiana United Bancorp Retirement Plan
(Full title of the plan)

Robert E. Hoptry, Chief Executive Officer
Indiana United Bancorp
201 North Broadway
Post Office Box 87
Greensburg, Indiana 47240
(Name and address of agent for service)

(812) 663-4711
(Telephone number, including
 area code, of agent for service)

Copies to:

Veronica L. Jarnagin, Esq. . . . . . . . . . . . . . .  David W. Harper, Esq.
Ice Miller Donadio & Ryan. . . . . . . . . . . . . . .  2450 Meidlinger Tower
One American Square, Box 82001 . . . . . . . . . . . .  Louisville, Kentucky 40202
Indianapolis, Indiana 46282
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

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
                                      Proposed           Proposed maximum
Title of securities  Amount to be     maximum offering   aggregate offering    Amount of
 to be registered .  Registered(1)    price per unit     price(2)              registration fee

Common Stock,
No par value. . . .   100,000 shares  $          54.92   $        5,492,000    $       1,664.24


(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the  Act )
this  Registration  Statement  also covers an indeterminate amount of interests to be offered or sold  pursuant  to  the  employee  benefit  plan  described  herein.

(2)The  registration  fee  has  been  calculated  pursuant to Rule 457(c) and (h) based upon the average  of  the  high and low prices for the shares of Common Stock as reported on the National
Association  of  Securities  Dealers  Automatic  Quotation  System  on  June  29,  1998.




PART  II

INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

(a) The Company's annual report on Form 10-K for the year ended December 31, 1997, filed April 10, 1998, and the Plan's latest annual report filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934,
as  amended  (the    Exchange  Act  ).

(b) The Company's Quarterly Reports on Form 10-Q for the period ending March 31, 1998, filed April 28, 1998, Commission File No. 0-12422.

(c) The Company's Current Report on Form 8-K dated April 30, 1998, filed May 13, 1998, Commission File No. 0-12422.

(d) The description of Company stock which is contained in the Company s Registration Statement on Form S-4 (File No. 333-48057) on page 50, filed with the Securities and Exchange Commission under the Exchange Act with respect to such stock, dated March 17, 1998, including Amendment No. 1 to the Form S-4, filed with the Securities and Exchange Commission under the Exchange Act, dated March 18, 1998, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and Plan Description and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Plan Description to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM  4.    DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.    INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Indiana Business Corporation Law ( IBCL ), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ( Eligible Persons ) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee, or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Registrant's articles of incorporation do not limit this requirement to indemnify an Eligible Person. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The Articles of Incorporation of the registrant, as amended, require the indemnification of directors, officers, employees and agents to the fullest extent permitted by the IBCL.

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.    EXHIBITS.

See  Index  to  Exhibits,  page  8.

ITEM  9.    UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 28th , 1998.


            INDIANA  UNITED  BANCORP.


            By:  /s/  Robert  E.  Hoptry
                      Robert  E.  Hoptry,  Chief  Executive  Officer

POWER  OF  ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert E. Hoptry and James L. Saner, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration
Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant  to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities indicated, on the 28th day of April, 1998.

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

/s/  Robert E. Hoptry.  Chairman of the Board,

Robert E. Hoptry . . .  Chief Executive Officer



/s/ James L. Saner . .  President, Chief Operating Officer and Director

James L.  Saner



/s/ Jay B. Fager . . .  Treasurer (Principal Accounting Officer,

Jay B. Fager . . . . .  Principal Financial Officer)



/s/ Robert S. Dunevant  Vice Chairman of the Board

Robert S. Dunevant



John E. Back . . . . .  Director

John E. Back



/s/ William G. Barron.  Director

William G. Barron



/s/ Dale J. Deffner. .  Director

Dale J. Deffner



/s/ Philip A. Frantz .  Director

Philip A. Frantz



/s/ Dale E. Smith. . .  Director

Dale E. Smith



/s/ Martin G. Wilson .  Director

Martin G. Wilson



/s/ Edward J. Zoeller.  Director

Edward J. Zoeller



Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Indiana United Bancorp Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensburg, State of Indiana, on April 28th, 1998.


          INDIANA  UNITED  BANCORP  RETIREMENT  PLAN

          By:      /s/    Robert  E.  Hoptry
                          Robert  E.  Hoptry,  Chief  Executive  Officer



INDIANA  UNITED  BANCORP  RETIREMENT  PLAN
FORM  S-8

INDEX  TO  EXHIBITS




Exhibit Number

Assigned in

Regulation S-K

Item 601                Description of Exhibit



   (4). . . . .   4.01  Specimen certificate for common stock of the Company
                        (incorporated by reference to Company's Registration
                        Statement on Form S-4 (File No. 333-48057) on page 50,
                        filed with the Securities and Exchange Commission
                        under the Exchange Act with respect to such stock, dated
                        March 17, 1998, including Amendment No. 1 to the Form
                        S-4, filed with the Securities and Exchange Commission
                        under the Exchange Act, dated March 18, 1998, and any
                        amendment or report filed for the purpose of updating such description.



                  4.02  Form of Indenture dated as of December 12, 1997 between
                        Indiana United Bancorp and State Street Bank and Trust
                        Company, as Trustee, with respect to 8.75% Subordinated
                        Debentures due 2027 (incorporated by reference to Exhibit
                        4.1 to the Registration Statement on Form S-2 of Indiana
                        United Bancorp filed November 19, 1997 with the
                        Commission (Registration No. 333-40579)).



                  4.03 Form of Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19,
                        1997 with the Commission (Registration No. 333-40579)), which is incorporated by reference.



                  4.04 Form of Preferred Securities Guarantee Agreement dated as of December 12, 1997 between Indiana United Bancorp and State Street Bank and Trust Company, as Property
                        Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein
                        (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-2 of Indiana United
                        Bancorp filed November 19, 1997 with the Commission
                        (Registration No. 333-40579)).



                  4.05 Form of Preferred Securities Guarantee Agreement dated as of December 12, 1997 between Indiana United Bancorp and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-2 of Indiana United Bancorp filed November 19,
                        1997 with the Commission (Registration No. 333-40579)).



                  4.06 Form of Agreement as to Expenses and Liabilities dated as of December 12, 1997 between Indiana United Bancorp and IUB Capital Trust (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-2 of
                        Indiana United Bancorp filed November 19, 1997 with the
                        Commission (Registration No. 333-40579)), which is incorporated by reference.



   (5). . . . .   5.01  Opinion of Ice Miller Donadio & Ryan



   (15)                 Not Applicable



   (23) . . . .  23.01  Consent of  Olive LLP



                 23.02  Consent of Ice Miller Donadio & Ryan (Included in Exhibit
                        5.01)



   (24)                 Power of Attorney (See Signature Page)



   (28)                 Not Applicable
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